                                                                     EXHIBIT 4.9

                   SIXTH AMENDMENT TO REVOLVING LOAN AGREEMENT

     This SIXTH AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of May 9, 2003 (the "Sixth Amendment"), is entered into by and between AAR CORP., a Delaware corporation ("the Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS:

     A. The Borrower and the Bank entered into that certain Revolving Loan Agreement dated as of April 11, 2001, as modified and amended by that certain First Amendment to Revolving Loan Agreement dated November 30, 2001, a Second Amendment to Revolving Loan Agreement dated April 22, 2002, a Third Amendment to Revolving Loan Agreement dated June 1, 2002 a Fourth Amendment to Revolving Loan Agreement dated as of March 10, 2003 and a Fifth Amendment to Revolving Loan Agreement dated as of March 21, 2003 (collectively, the "Loan Agreement").

     B. At the present time the Borrower requests, and the Bank is agreeable to amending the Agreement pursuant to the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

                                   AGREEMENTS:

1. RECITALS. The foregoing Recitals are hereby made a part of this Sixth Amendment.

2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

3.   AMENDMENTS TO THE LOAN AGREEMENT.

     3.1 NEGATIVE COVENANTS. Sections 8.1 and 8.3 through 8.9 are each hereby amended and restated in their entirety and each such Section shall read as follows:

          "[Intentionally Omitted]"

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                                                                     EXHIBIT 4.9

     3.2 FINANCIAL COVENANTS. Section 10 (including all subsections thereunder) is, hereby amended and restated in its entirety and shall read as follows:

          "10. [Intentionally Omitted]"

     3.3  DEFAULT UNDER RECEIVABLES PURCHASE AGREEMENT. The following new section 11.14 is added to the Loan Agreement:

          "11.14    TERMINATION EVENT UNDER RECEIVABLES PURCHASE AGREEMENT.
     Notwithstanding Section 11.6, the occurrence of any "Termination Event," as that term is defined in Exhibit V of that certain Receivable Purchase Agreement dated March 21, 2003 by and among AAR Receivables Corporation II, AAR Corp., and the financial institutions from time to time parties thereto and LaSalle Business Credit, LLC, as agent, as the same may be amended or modified from time to time."

     3.4 OTHER COVENANTS. Notwithstanding any provision of the Loan Agreement, any modification to any covenant therein pursuant to Section 10.6 of the Loan Agreement is hereby deleted and of no further force and effect.

4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Sixth Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

     4.1 ORGANIZATION. The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein failure to qualify would have a material adverse effect. The Articles of Incorporation and Bylaws, Borrowing Resolutions and Incumbency Certificate of Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank. The exact legal name of the Borrower is an set forth in the preamble of this Sixth Amendment, and the Borrower currently does not conduct, not has it during the last five (5) years conducted, business under any other name or trade name. The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction or organization or other legal structure.

     4.2 AUTHORIZATION. The Borrower is duly authorized to execute and delivery this Sixth Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

     4.3 NO CONFLICT. The execution and delivery of this Sixth Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any material agreement binding upon the Borrower.

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                                                                     EXHIBIT 4.9

     4.4 VALIDITY AND BINDING EFFECT. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     4.5 COMPLIANCE WITH LOAN AGREEMENT. The representation and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement.

     4.6 NO EVENT OF DEFAULT. As of the date hereof, no Event of Default under the Loan Agreement as amended hereby, or event or condition, which with the giving of notice or the passage of time or both, would constitute an Event of Default, has occurred or is continuing.

5. CONDITIONS PRECEDENT. This Sixth Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

     5.1 SIXTH AMENDMENT. This Sixth Amendment executed by the Borrower and the Bank.

     5.2 OTHER DOCUMENTS. Such other documents, certificates and/or opinions of counsel as the Bank may request.

6. GENERAL.

     6.1 GOVERNING LAW: SEVERABILITY. This Sixth Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this Sixth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Sixth Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Sixth Amendment.

     6.2 SUCCESSORS AND ASSIGNS. This Sixth Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

     6.3 CONTINUING FORCE AND EFFECT OF LOAN DOCUMENTS. Except as specifically modified or amended by the terms of this Sixth Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects shall continue in full force and effect. The Borrower, by execution of this Sixth Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.

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                                                                     EXHIBIT 4.9

     6.4 REFERENCES TO LOAN AGREEMENT. Each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

     6.5 COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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                                                                     EXHIBIT 4.9

  IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to Revolving Loan Agreement as of the date first above written.

AAR CORP.                                            LASALLE BANK NATIONAL
                                                      ASSOCIATION

By:    /s/ TIMOTHY J. ROMENESKO              By:    /s/ SCOTT M. CARBON
       -------------------------------              ----------------------------
Name:  Timothy J. Romenesko                  Name:  Scott M. Carbon
       -------------------------------              ----------------------------
Title: Vice President                        Title: Vice President
       -------------------------------              ----------------------------

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                                                                     EXHIBIT 4.9

                  SEVENTH AMENDMENT TO REVOLVING LOAN AGREEMENT

     This SEVENTH AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of June 26, 2003 (the "Seventh Amendment"), is entered into by and between AAR CORP., a Delaware corporation (the "Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS:

     A. The Borrower and the Bank entered into that certain Revolving Loan Agreement dated as of April 11, 2001, as modified and amended by that certain First Amendment to Revolving Loan Agreement dated November 30, 2001, a Second Amendment to Revolving Loan Agreement dated April 22, 2002, a Third Amendment to Revolving Loan Agreement dated June 1, 2002, a Fourth Amendment to Revolving Loan Agreement dated as of March 10, 2003, a Fifth Amendment to Revolving Loan Agreement dated March 21, 2003 and a Sixth Amendment to Revolving Loan Agreement dated May 9, 2003 (collectively, the "Loan Agreement").

     B. At the present time the Borrower requests, and the Bank is agreeable to amending the Agreement with regard to the sub-facility for issuance of Letters of Credit, pursuant to the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and other good and available consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

                                   AGREEMENTS:

1. RECITALS. The foregoing Recitals are hereby made a part of this Seventh Amendment.

2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

3.   AMENDMENTS TO THE LOAN AGREEMENT.

     3.1 LETTER OF CREDIT MAXIMUM OBLIGATION. The definition of "Letter of Credit Maximum Obligation" in Section 1.1 of the Loan Agreement is amended by deleting the amount "Five Million and 00/100 Dollars ($5,000,000.00)" and inserting in lieu thereof the amount of "Eleven Million and 00/100 Dollars ($11,000,000.00)."

     3.2 Letters of Credit. The first paragraph of Section 2.6 of the Loan Agreement is hereby amended to add the following after the phrase "REVOLVING LOAN MATURITY DATE":

     "...; provided, however, that, notwithstanding the Revolving Loan Maturity Date, if there is sufficient cash collateral in the Cash Collateral Account as provided in Section 2.7 hereinbelow, up to Eleven Million Dollars ($11,000,000.00) of Letters of Credit may be issued under the Maximum Letter of Credit Obligations, to expire no later than July 31, 2004.

     3.3 ERISA. Section 11.12 of the Loan Agreement is hereby amended by the deleting the amounts "$10,000,000" and inserting in lieu thereof the amounts "$16,000,000."

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4.   REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this
Seventh Amendment, the Borrower hereby certifies, represents and warrants to the Bank that:

     4.1 ORGANIZATION. The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein failure to qualify would have a material adverse effect. The Articles of Incorporation and Bylaws, Borrowing Resolutions and Incumbency Certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Bank. The exact legal name of the Borrower is as set forth in the preamble of this Seventh Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

     4.2 AUTHORIZATION. The Borrower is duly authorized to execute and deliver this Seventh Amendment and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement, as amended hereby.

     4.3 NO CONFLICTS. The execution and delivery of this Seventh Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any material agreement binding upon the Borrower.

     4.4 VALIDITY AND BINDING EFFECT. The Loan Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     4.5 COMPLIANCE WITH LOAN AGREEMENT. The representation and warranties set forth in Section 6 of the Loan Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Loan Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Agreement.

     4.6 NO EVENT OF DEFAULT. As of the date hereof, no Event of Default under the Loan Agreement as amended hereby, or event or condition, which with the giving of notice or the passage of time or both, would constitute an Event of Default, has occurred or is continuing.

5. CONDITIONS PRECEDENT. This Seventh Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

     5.1 SEVENTH AMENDMENT. This Seventh Amendment executed by the Borrower and the Bank.

                                        2
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     5.2  OTHER DOCUMENTS. Such other documents, certificates and/or opinions of counsel as the Bank may request.

6.   GENERAL.

     6.1 GOVERNING LAW; SEVERABILITY. This Seventh Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Loan Agreement and this Seventh Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Seventh Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Seventh Amendment.

     6.2 SUCCESSORS AND ASSIGNS. This Seventh Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

     6.3 CONTINUING FORCE AND EFFECT OF LOAN DOCUMENTS. Except as specifically modified or amended by the terms of this Seventh Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Seventh Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents.

     6.4 REFERENCES TO LOAN AGREEMENT. Each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

     6.5 COUNTERPARTS. This Seventh Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment to Revolving Loan Agreement as of the date first above written.

AAR CORP.                                      LASALLE BANK NATIONAL
                                                ASSOCIATION

By:  /s/ MICHAEL K. CARR                       By:   /s/ SCOTT M. CARBON
     ---------------------------------              ----------------------------
Its: Vice President Tax, Assistant             Its:  Vice President
     Treasurer

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